SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2016

Nexus Biopharma, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53207	75-3267338
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

2911 Park Avenue, Pasay City

Metro Manila, Philippines

Tel. 63-632-886-788

 (Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

Plata Resources, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May17,  2016, Nexus BioPharma Corporation, a Delaware corporation (the “Company”), entered into an Agreement of Merger and Plan of Reorganization (the “Merger Agreement”) with Nexus Biopharma, Inc., a Nevada corporation (“Parent”), and Nexus Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent. The Merger Agreement was approved by the Company’s Board of Directors (the “Board”) and the directors of Parent.

At the effective time of the Merger, each share of Company common stock issued and outstanding immediately prior to the effective time of the Merger (other than shares owned by (i) the Company, Merger Sub or any direct or indirect subsidiary of any of them immediately prior to the effective time of the Merger or (ii) stockholders who have properly exercised and perfected appraisal rights under Delaware law) will be converted automatically into the right to receive 5.271 shares of common stock of the Parent. In addition, the shareholders of the Company shall receive convertible promissory notes corresponding to their proportional ownership interest of the Common Stock of the Company which shall be convertible into a to be created class of preferred stock of Parent.

Consummation of the Merger is subject to customary conditions, including without limitation: (i) the delivery to the Parent of the required audited and unaudited consolidated financial statements, (ii) executed resignations of all officers and directors of the Parent, (iii) receipt by the Company of all required consents to the consummation of the Merger, including the written consent of the holders of at least 80% of the outstanding common stock of the Company; and (iv) the absence of any law, injunction, judgment or ruling that prohibits, restrains or makes illegal the consummation of the Merger. Moreover, each party’s obligation to consummate the Merger is subject to certain other conditions, including without limitation: (x) the accuracy of the other party’s representations and warranties contained in the Merger Agreement (subject to materiality qualifiers) and (y) the other party’s performance of its obligations under the Merger Agreement in all material respects. In addition, the obligation of Parent and Merger Sub to consummate the Merger is subject to the absence, since the date of the Merger Agreement, of any effect, development, fact, circumstance, change, event or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect (as defined in the Merger Agreement).

The Merger Agreement contains certain termination rights for the Company and Parent.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the Merger Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 which is incorporated herein by reference.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(d)

Exhibits. The following exhibits are either filed as a part hereof or are incorporated by reference. Exhibit numbers correspond to the numbering system in Item 601 of Regulation S-K

Exhibit Number	Description
10.01	Agreement of Merger and Plan of Reorganization among Nexus Biopharma, Inc., Nexus Acquisition Corp. and Nexus BioPharma Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Nexus Biopharma, Inc.

Dated: May 18, 2016

/s/ Dexter R. Caliso

Name: Dexter R. Caliso

Title: President, Chief Executive Officer, and Director